                                  EXHIBIT-10(i)

                                  COAST SYSTEM
                        APPLICATION DEVELOPMENT AGREEMENT

                  This AGREEMENT dated May 24, 2001 ("Effective Date") is between Aimrite Holdings Corporation, a Nevada corporation, having a place of business at 525 Stevens Avenue West, Solana Beach, California 92075 ("Aimrite") and Spartan Motors Chassis Inc., a Michigan corporation, having a place of business at 1165 Reynolds Road, Charlotte, Michigan 48813 ("Spartan").

         A. Aimrite designs, manufacturers and sells vehicle suspension systems generally consisting of a computer controller, software, dampers, sensors and ride height control valves, which are collectively referred to as COAST Systems.

         B. Spartan designs, manufacturers and sells chassis, including chassis for recreational vehicles ("RV Chassis").

         C. Aimrite desires to design and develop a customized COAST System for Spartan Motors for use with its RV Chassis. If the design and development efforts are successful, the parties wish to enter into certain exclusivity obligations.


                              TERMS AND CONDITIONS
                              --------------------

                  The Parties agree as follows:

1. GENERAL OBLIGATIONS. Aimrite shall, with the cooperation of Spartan, design and develop a customized COAST System for use with the Spartan RV Chassis as follows:

         a) RV CHASSIS SPECIFICATIONS. Spartan shall provide Aimrite with specifications for the RV Chassis as well as certain performance specifications for the customized COAST System ("Specifications"), a copy of which is attached to this Agreement as Exhibit A. Spartan shall provide reasonable written supplementation to the Specifications to the extent necessary to permit Aimrite to perform its obligations under this Agreement.

         b) DEVELOPMENT OF PROTOTYPE SYSTEM. Aimrite shall, upon receipt of the Specifications, design and manufacture a prototype COAST System customized for use with the RV Chassis in compliance with all applicable Specifications ("Prototype System").

         c) RV CHASSIS. Spartan shall provide Aimrite with an RV Chassis on which to install the Prototype System. Aimrite shall review the RV Chassis and advise Spartan of any modifications that Aimrite considers necessary or desirable to permit installation and proper operation of the Prototype System.

         d) INSTALLATION OF PROTOTYPE SYSTEM. Aimrite shall make any modifications to the RV Chassis approved by Spartan and shall install the Prototype System on the RV Chassis. Aimrite shall make no modification to the RV Chassis without the prior written consent of Spartan, which consent may be withheld by Spartan at its sole discretion.

         e) PROTOTYPE SYSTEM TESTS. Following installation of the Prototype System within the RV Chassis, the parties will perform tests on the Prototype System as follows:

                  i) AIMRITE TESTS. Aimrite shall test the Prototype System installed in the RV Chassis to ensure proper operation of the Prototype System as well as a commercially viable level of functionality. Aimrite agrees to perform any reasonable tests specified by Spartan. Aimrite shall provide Spartan with results of all tests conducted by Aimrite whether or not such tests were specifically requested by Spartan.

                  ii) SPARTAN TESTS. Spartan shall have the right, but not the obligation, to conduct any tests that it may desire on the Prototype System installed in the RV Chassis.

                  iii) MODIFICATIONS. If during testing, it is determined that further modifications to the Prototype System or the RV Chassis are necessary or desirable, Aimrite shall perform such modifications. Aimrite shall not, however, make any modifications to the RV Chassis without the prior written consent of Spartan, which consent may be withheld by Spartan at its sole discretion.

                  iv) PROTOTYPE APPROVAL. Spartan shall have sole discretion on determining whether or not the Prototype System meets its approval for development of a pre-production version.

         f) PRE-PRODUCTION SYSTEM. Upon Spartan's approval of the Prototype System, Aimrite will design and manufacture a pre-production COAST System incorporating all modifications agreed upon by the parties during the Prototype testing phase ("Pre-Production System"). Aimrite shall install the Pre-Production System, at Spartan's option, on (i) the RV Chassis previously provided to Aimrite by Spartan, (ii) a different RV Chassis provided to Aimrite by Spartan or (iii) a completed motor home provided to Aimrite by Spartan.

         g) PRE-PRODUCTION SYSTEM TESTS. Following installation of the Pre-Production System by Aimrite, the parties will perform tests on the Pre-Production System as follows:

                  i) AIMRITE TESTS. Aimrite shall test the Pre-Production System installed in the RV Chassis to ensure proper operation of the Pre-Production System as well as a commercially viable level of functionality. Aimrite agrees to perform any reasonable tests specified by Spartan. Aimrite shall provide Spartan with results of all tests conducted by Aimrite whether or not such tests were specifically requested by Spartan.

                  ii) SPARTAN TESTS. Spartan shall have the right, but not the obligation, to conduct any tests that it may desire on the Pre-Production System installed in the RV Chassis. Spartan shall have the right to demonstrate the Pre-Production System to third parties and to permit test use of the Pre-Production System by third parties; provided that any such third parties have executed a confidentiality agreement that is commensurate in scope with the confidentiality and non-use provisions of this Agreement.

                  iii) MODIFICATIONS. If during testing, it is determined that further modifications to the Pre-Production System or the RV Chassis are necessary or desirable, Aimrite shall perform such modifications. Aimrite shall not, however, make any modifications to the RV Chassis without the prior written consent of Spartan, which consent may be withheld by Spartan at its sole discretion. Following completion of any such modifications, Aimrite agrees to repeat any tests of the modified Pre-Production System specified by Spartan.

                  iv) APPROVAL. Spartan shall have sole discretion in determining whether the Pre-Production System is approved for commercialization, which determination shall take into account the expected operation, functionality, reliability and cost of a production version of the Pre-Production System ("Production System") as well as the perceived market interest in such Production System.

         h) SCHEDULE. Unless otherwise agreed in writing, the parties shall perform their respective obligations under this Agreement in accordance with time schedule set forth in the "Aimrite Suspension Project Schedule" attached as Exhibit B to this Agreement.

2. PRODUCTION SYSTEMS.

         a) PRODUCTION. If Spartan elects in its sole discretion to proceed with commercialization of Production Systems, Spartan shall market and sell the Production Systems in a manner determined in its discretion and Aimrite shall provide Spartan with Spartan's entire requirements of Production Systems during the term of this Agreement. All such Production Systems shall incorporate any modifications agreed to or specified by Spartan during the test phase of the Pre-Production System.

         b) EXCLUSIVITY.

                  i) Beginning on the execution date of this Agreement and continuing until Spartan makes its decision under Subsection 1(g)(iv) regarding commercialization of Production Systems, (a) Spartan shall obtain its entire requirements for computer controlled vehicle suspension systems for its RV Chassis exclusively from Aimrite and (b) Aimrite shall not design, develop, manufacture or otherwise exploit or cooperate in the exploitation of any computer controlled vehicle suspension systems for RV Chassis with any party other than Spartan.

                  ii) If Spartan elects in its sole discretion to proceed with commercialization of Production Systems, Spartan's and Aimrite's respective exclusivity obligations under Subsection 2(b)(i) shall be extended for an additional period of two (2) years beginning on the date on which the Pre-Production System is approved for commercialization by Spartan.

         c) LIMITED RIGHT TO ALTERNATIVE SOURCE. Notwithstanding anything to the contrary in this Agreement, Spartan shall have the right to purchase systems, including without limitation Production Systems, from a third party upon the occurrence of any of the following:

                  i) Aimrite is unable or unwilling to provide Spartan with Production Systems that satisfy Spartan's quantity, quality, delivery or other reasonable requirements;

                  ii) A customer for any reason requests the system of a third party;

                  iii) Aimrite is unable or unwilling to provide Production Systems at a price that is reasonably competitive with a reasonably similar computer controlled independent multi-wheel vehicle suspension system; or

                  iv) Aimrite is in default under this Agreement.

3. SERVICE FEES. Spartan shall pay to Aimrite the following amounts:

         a) Upon execution of this Agreement, Spartan shall pay to Aimrite a sum of Ten Thousand Dollars ($10,000); and

         b) Upon approval of the Prototype Coast Motorhome System, Spartan shall pay to Aimrite a sum of Fifty Thousand Dollars ($50,000).

4. INTELLECTUAL PROPERTY. Except as expressly provided, nothing in this Agreement shall be construed as granting either party any right, title or interest in or to any intellectual property of the other party. The parties shall jointly own any technology, including any related intellectual property, that is developed jointly by the parties under this Agreement. Aimrite shall retain all right, title and interest in or to any intellectual property rights that Aimrite may hold or obtain in the Production System unless such intellectual property rights are jointly owned under the preceding sentence.

5. CONFIDENTIALITY. For purposes of this Agreement, the term "Confidential Information" shall mean all confidential or otherwise proprietary business and technical information relating to the parties and their respective business plans exchanged by the parties under this Agreement. Confidential Information may include, but shall not be limited to, ideas, inventions, concepts, know-how, specifications, drawing, blue-prints, long-range and short-range plans, production, manufacturing and sales techniques, financial statements and data, information, formulas, sources of supply, advertising, actual and prospective customers, pricing, costing, and accounting procedures.

         a) CONFIDENTIALITY AND NON-USE. Each party agrees to maintain in strict confidence and, except to the extent expressly permitted in this Agreement, not to use any Confidential Information received from the other party, without the prior written consent of the other party. Each party agrees to disclose or provide access to such Confidential Information only to those of its employees who have a "need to know" the information and who are subject to obligations of confidentiality and non-use at least commensurate in scope with those presented in this Agreement.

         b) PROTECTION OF CONFIDENTIAL INFORMATION. Each party agrees to use reasonable efforts to protect the confidentiality of any Confidential Information received from the other party and to prevent third party access to any documents or other items containing Confidential Information received from the other party.

         c) EXCEPTIONS. Notwithstanding the foregoing, the parties respective obligations of confidentiality and non-use will not apply to, information that:
(i) was or is in the public domain at the time of disclosure by the disclosing party; (ii) enters the public domain after disclosure by the disclosing party through no fault of the receiving party; (iii) was or is separately disclosed to the receiving party by a third party not itself subject to an obligation of confidentiality to the disclosing party with respect to such information; (iv) was in the receiving party's possession at the time of disclosure by the disclosing party; or (v) is independently developed by the receiving party without use of or reliance upon any Confidential Information of the other party.

         d) TERM OF CONFIDENTIALITY. The obligations of confidentiality and non-use contained in this Agreement will remain in effect for five (5) years and will survive termination or expiration of this Agreement.

6. REPRESENTATIONS AND WARRANTIES.

         a) AIMRITE. Aimrite represents and warrants that is has: (i) the legal power and right to assume the obligations and extend the rights granted to Spartan in this Agreement and (ii) not made and will not make any commitments to others in derogation of the rights granted in this Agreement. Aimrite further represents and warrants that all technology, products or product designs provided to Spartan are the original work product of Aimrite and will not infringe the proprietary rights of any third party anywhere in the world.

         b) SPARTAN. Spartan represents and warrants that it has: (i) the legal power and right to assume the obligations and extend the rights granted to Aimrite in this Agreement and (ii) not made and will not make commitments to others in derogation of the rights granted in this Agreement.

7. INDEMNIFICATION. Aimrite agrees to fully test and evaluate the Prototype System, Pre-Production System and Production System, and further agrees to assume all responsibility and liability for all damages, costs and other expenses arising out of, associated with or related to the manufacture, sale, use or other exploitation of any Production System, including without limitation all damages, costs and other expenses relating to or associated with infringement and product liability claims relating to the Production System. Aimrite agrees to indemnify, defend and hold Spartan, its officers, directors, employees, representatives, agents and the like harmless for any actual or alleged infringement and for any liability, debt or other obligation arising out of or relating to (a) Aimrite's breach of any of its obligations under this Agreement or (b) Spartan's exploitation of any Production System.

8. CHANGE ORDERS. Changes in this Agreement or any of the specifications shall become effective only when a written change request is executed by both parties. Aimrite agrees to accept any change order which reduces the cost of performance or reduces the overall time of performance without increasing the cost or magnitude of performance. Aimrite also agrees to accept any change order that increases the cost or magnitude of performance, if the changes are reasonable in scope and a commensurate increase in compensation and a commensurate extension of any relevant deadlines are agreed upon by the parties.

9. RELATIONSHIP. Aimrite is and shall be an independent contractor. This Agreement does not create a joint venture, partnership, franchise, association, or other relationship between Aimrite and Spartan. Neither party is an agent or representative of the other and neither has no authority to make any promise, covenant, commitment, warranty, representation or agreement on behalf of the other with respect to any matter whatsoever. Aimrite shall have exclusive control over the means and methods of performing services under this Agreement.

10. TERM OF AGREEMENT. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect for a term of two (2) years unless otherwise terminated as provided herein.

11. TERMINATION.

         a) TERMINATION BY AGREEMENT. The parties may terminate this Agreement at any time by mutual written agreement and Spartan will return the Coast Motorhome System to Aimrite.

         b) END OF PHASE. Spartan may at its sole discretion terminate this Agreement upon conclusion of the test phase of the Prototype System or the test phase of the Pre-Production System by providing ten (10) days written notice to Aimrite.

         c) TERMINATION UPON DEFAULT. At any time during the term of this Agreement, either party may terminate this Agreement upon thirty (30) days' written notice to the other party if the other party is in material default in the performance of any of its obligations hereunder and fails to cure the default within sixty (60) days after receiving written notice of it, provided that so long as such cure has been timely commenced and is diligently pursued, the time for such cure may be extended as the parties may mutually agree in writing.

         d) TERMINATION FOR CAUSE. Either party may immediately terminate this Agreement by written notice to the other: (a) if the other party has ceased its business activities or has otherwise begun winding up its business affairs; (b) if bankruptcy, reorganization, arrangement or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the other party and are consented to or are not dismissed within ninety (90) days after institution; (c) if a custodian, liquidator, receiver or trustee is appointed for the other party or the major part of its property and is not discharged within ninety (90) days after appointment; or (d) if the other party becomes insolvent or bankrupt, makes an assignment for the benefit of its creditors or makes any comparable arrangement with its creditors.

         e) EFFECT OF TERMINATION; SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated prior to Spartan's approval of the Prototype Systems, Spartan shall have no obligation to pay to Aimrite the amount set forth in Subsection 3(b). In the event of any termination of this Agreement, Sections 4-7 shall survive and continue in effect and shall enure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns.

12. NOTICES. Any notice or other communication permitted or required to be given under this Agreement shall be in writing and shall be delivered in person, or mailed, by certified mail, return receipt requested, postage prepaid, or by facsimile transmissions.

         a)       If to Aimrite:

                           Aimrite Holdings Corporation
                           525 Stevens Avenue West
                           Solana Beach, California 92075
                           Attn:  General Counsel
                           Facsimile:  858-259-7308

         b)       If to Spartan:

                           Spartan Motor Chassis Inc.
                           P.O. Box 440
                           1165 Reynolds Road
                           Charlotte, Michigan 48813
                           Attn:  Chief Financial Office
                           Facsimile:  517-542-7727

13. AMENDMENT. No provision of this Agreement may be modified except by a written document signed by a duly authorized representative of the parties.

14. ASSIGNMENT. Neither party may assign, subcontract, sublicense, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other.

15. WAIVER. No provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach of the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and authorized assigns.

17. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. SEVERABILITY. If any provision of this Agreement shall be prohibited or unenforceable by any applicable law, the provision shall be ineffective only to the extent and for the duration of the prohibition or unenforceability, without invalidating any of the remaining provisions.

19. HEADINGS. Headings are used for reference purposes only and shall not be considered a part of this Agreement.

20. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of the state of Michigan.

        FORCE MAJEURE. The parties shall not be responsible for any failure to perform due to unforeseen circumstances or causes beyond their reasonable control, including, but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fires, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, the parties may defer the delivery dates for a period equal to the time of such delay.

            (The remainder of this page is intentionally left blank)

21. ENTIRE AGREEMENT. This Agreement, including any exhibits, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and it supersedes all earlier agreements and understandings, oral and written, between the parties.

         The parties have executed this Agreement as of the Effective Date set forth above.


SPARTAN MOTOR CHASSIS INC.                  AIMRITE HOLDINGS CORPORATION



-----------------------------------         ------------------------------------


By:                                         By:
   --------------------------------             --------------------------------


Title:                                      Title:
   --------------------------------             --------------------------------


Date:                                       Date:
   --------------------------------             --------------------------------

                                    EXHIBIT A
                                "Specifications"



                                  S P A R T A N
             Motorhome / Bus / Specialty Vehicles Engineering Group

To:  FILE                                                 Friday, March 16, 2001
Fm:  Bryan L. Harris, Chief Engineer
Re:  Aimrite COAST Project White Paper...
--------------------------------------------------------------------------------


o Target chassis:
          - MM-Mountain Master - Maximum GVW 37,600-lbs (FA=14,600-lbs RA=23,000-lbs TA=N/A)
          - Me2 - Mid Engine MM - Maximum GVW 47,600-lbs (FA=14,600-lbs RA=23,000-lbs TA=10,000-lbs) *Tag axle is optional
          - K2 - K2 - Maximum GVW 47,600-lbs (FA=14,600-lbs RA=23,000-lbs
            TA=10,000-lbs) *Tag axle is optional
o Front gross axle weight rating capacity:
          - 12,000-lbs
          - 13,200-lbs
          - 13,700-lbs
          - 14,600-lbs
o Rear gross axle weight rating capacity:
          - 17,000-lbs
          - 19,000-lbs
          - 20,000-lbs
          - 23,000-lbs
o Tag gross axle weight rating capacity: - 10,000-lbs
o Axle suppliers:
          - Front - Tuthill IFS (Independent Front Suspension)
          - Rear - Meritor
          - Tag - Silent Drive
o Suspension suppliers:
          - Front - Tuthill (Granning IFS)
          - Rear - Tuthill (Reyco 240-AR)
          - Tag - Silent Drive
          - Air tank capacity that feeds the suspension systems - (p/n 1567-MM5) has a minimum certified volume rating of 2087 cu-in.
o MM chassis Power Plants
          - ISC 315; 330 & 350 HP - Air compressor is manufactured by Wabco and produces 18.7 CFM at rated SAE 1250 RPM (1:1 Drive ratio).
          - ISL 370 HP - Air compressor is manufactured by Wabco and produces
            18.7 CFM at rated SAE 1250 RPM (1:1 Drive ratio).

                                  S P A R T A N
             Motorhome / Bus / Specialty Vehicles Engineering Group

o Me2 chassis Power Plants
          - ISC 315; 330 & 350 HP - Air compressor is manufactured by Wabco and produces 18.7 CFM at rated SAE 1250 RPM (1:1 Drive ratio).
          - ISL 370 HP - Air compressor is manufactured by Wabco and produces
            18.7 CFM at rated SAE 1250 RPM (1:1 Drive ratio).
o K2 chassis Power Plants
          - ISM 450 & 500 HP - Air compressor is manufactured by Wabco and produces 18.7 CFM at rated SAE 1250 RPM (1:1 Drive ratio).
o Minimum durability of components must meet our chassis warranty of two years or 50,000 miles, which ever come first, from date of vehicle owner registration.

         VOCATION DESCRIPTION
         Vocation:                                   Motorhome

         Region of Operation:                        Standard - North America (US & Canada)

         Fuel Type:                                  Diesel

         Electrical System Voltage:                  Standard - 12 volt

         Maximum Amperage Draw:                      Standard - Up to 150 amps continuous

         USAGE
         Typical number of starts and stops:         Standard - 4 or less starts/stops per mile

         Road Usage Classification:                  Standard - Class A / Class AA
                                                     Class A / AA = Turnpike, Interstate or On-
                                                     highway of excellent maintained Asphalt or
                                                     Concrete

         Annual Anticipated Mileage:                 Standard - Up to 20,000 miles / year

         Maximum Desired Speed:                      Standard - Up to 80 MPH

         Estimated Annual Utilization:               Standard - Up to 400 hours / year

         Maximum Continuous Operation:               Standard - Up to 6 hours / day




                                                                     Page 2 of 3



                                  S P A R T A N
             Motorhome / Bus / Specialty Vehicles Engineering Group

         OPERATING ENVIRONMENT
         Maximum Ambient Air Temp:          Standard - Up to 106 degrees F @ Sea
                                            Level

         Minimum Ambient Air Temp:          Standard - Down to - 20 degrees F @ Sea
                                            Level

         Average Annual Humidity:           Standard - Up to 60% average relative
                                            humidity

         Maximum Altitude:                  Standard - Up to 10,000 ft above Sea Level

         Maximum Anticipated Grade:         Standard - Up to 10 percent

         Length of Maximum Grade:           Standard - Up to 10 miles

         Dirt / Dust Conditions:            Heavy - Typical US in City/Route Service

         Water Crossing Depth:              Standard - Up to 18 inches

         Maximum Continuous Idle Time:      Standard - Up to 60 minutes





                                                                     Page 3 of 3


